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                                                                   Exhibit 10.12

As of August 24, 2006

Harbor Business Acquisition Corp.
200 Highpoint Drive, Suite 215
Chalfont, PA 18914-3922

H.C. Wainwright & Co., Inc.
52 Vanderbilt Avenue - 12th Floor
New York, NY  10017

RE:      INITIAL PUBLIC OFFERING

Gentlemen:

The undersigned stockholder, officer, director or senior advisor of Harbor Business Acquisition Corp. ("Company"), in consideration of H.C. Wainwright & Co., Inc. ("H.C. Wainwright") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will cause Moreco Partners LLC to vote (i) all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares, (ii) all of the shares that may be acquired by it in the Private Placement, the IPO or in the aftermarket for the Business Combination and (iii) all Insider Shares and all shares that may be acquired by it in the Private Placement, the IPO or in the aftermarket for an amendment to the Company's Certificate of Incorporation to provide for perpetual existence of the Company in the event the Business Combination is approved.

2. In the event that the Company fails to consummate a Business Combination within twenty-four-month period immediately following the date of the prospectus related to the IPO (such date being referred to herein as the "Termination Date"), the undersigned shall (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and
(ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable pursuant to the requirements of the Delaware General Corporation Law. The undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent), as a result of such liquidation with respect to his Insider Shares and the Private Placement Shares and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.


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3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating company the undersigned reasonably believes are suitable opportunity for the Company, until the earlier of the consummation by the Company of a Business Combination, the dissolution and liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to H.C. Wainwright that the business combination is fair to the Company's stockholders from a financial perspective.

5. Except for monthly payments of $7,500 to be made to Harbor Business Group, LLC for administrative payments neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned ("Affiliate") will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to receive reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow his Insider Shares for the three-year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Executive Vice President and a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned's biographical information furnished to the Company and H.C. Wainwright and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire previously furnished to the Company and H.C. Wainwright is true and accurate in all respects. The undersigned represents and warrants that he:

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Harbor Business Acquisition Corp.
H.C. Wainwright & Co., Inc.                               As of August 24, 2006


                  (a) is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
                  (b) has never been convicted of or pleaded guilty to any crime
(i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

                  (c) has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Executive Vice President and a Director of the Company.

10. The undersigned hereby waives his right and the rights of Moreco Partners LLC to exercise conversion rights with respect to any shares of the Company's common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

11. Other than in connection with a Business Combination, the undersigned hereby agrees to not propose, vote in favor of, and/or cause Moreco Partners LLC to vote in favor of an amendment to the Company's Certificate of Incorporation to extend the Company's existence. Should such a proposal be put before stockholders in connection with a Business Combination and other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. The undersigned agrees not to cause Moreco Partners LLC to sell any of its Insider Shares until the Company's completion of a Business Combination.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to H.C. Wainwright and its legal representatives or agents (including any investigative search firm retained by H.C. Wainwright) any information they may have about the undersigned's background and finances ("Information"). Neither H.C. Wainwright nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

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Harbor Business Acquisition Corp.
H.C. Wainwright & Co., Inc.                               As of August 24, 2006


14. As used herein, (i) a "Business Combination" shall have the meaning set forth in the form of Amended and Restated Certificate of Incorporation filed as an exhibit to the registration statement filed in connection with the IPO; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO and the Private Placement; (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO; (v) "Private Placement Shares" shall mean the shares of Common Stock underlying the 150,000 units issued in the Company's private placement effected prior to the IPO; (vi) "Private Placement" shall mean the Company's private placement effected prior to the IPO and (vii) "Convertible Loans" shall mean the loans made by each of Harbor Healthcare Holding LLC and Moreco Partners LLC in an aggregate amount of $800,000 ($920,000 if the over-allotment option is exercised in full) as more fully described in the prospectus for the IPO.

15. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.


                                         By:  ________________________
                                              Robert Moreyra


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Harbor Business Acquisition Corp.
H.C. Wainwright & Co., Inc.                               As of August 24, 2006


                                    EXHIBIT A

        ROBERT MOREYRA has been the Company's Executive Vice President and a member of its Board of Directors since July 2006. From February 2001 to the present, Mr. Moreyra has served as the managing principal of Atlantic American Corporate Group, LLC, or AACG, a diversified investment company. From February 2001 to the present, Mr. Moreyra has also served as the Senior Managing Director of Atlantic American Capital Advisors, LLC, an investment banking firm and affiliate of AACG. From May 2004 to the present, Mr. Moreyra has served as the Co-Chairman of Atlantic American Realty Group, LLC, a real estate development company and affiliate of AACG. From June 2003 to present, Mr. Moreyra has served as a member of the Board of Directors of Digital Lightwave, Inc., a telecommunications equipment manufacturer whose stock is quoted on the OTC Bulletin Board. From October 2003 until its merger with Etrials Worldwide, Inc. in February 2006, Mr. Moreyra served as executive vice president and director of CEA Acquisition Corporation, a blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and communications industry. From 2000 to 2001, Mr. Moreyra served as a Managing Director of Investment Banking of H. C. Wainwright & Co., Inc., an investment banking firm. From May 1999 to January 2000, Mr. Moreyra served as the Managing Director of The First American Investment Banking Corporation, an investment banking firm. From March 1998 until April 1999, Mr. Moreyra served as Vice President, Corporate Finance, of William R. Hough & Co. (subsequently acquired by RBC Dain Rauscher Inc.), an investment banking firm. Mr. Moreyra has a Series 7 license and a Series 24 license. Mr. Moreyra received a B.A. degree from Florida International University and an M.B.A. degree from University of Central Florida's graduate school of business.





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